UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	001-34520	91-1922225
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 10 6021 2222

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2011, Duoyuan Printing, Inc. (the “Company”) received the decision of the NYSE Regulation, Inc. Board of Directors’ Committee for Review (the “Review Committee”) in connection with the Company’s appeal of its delisting from the NYSE.  The Company’s stock was suspended prior to the opening of trading on April 4, 2011.  The Review Committee affirmed the decision of the staff of NYSE Regulation, Inc. to delist the Company.  As a result, the Company will not recommence trading on the NYSE.  The Review Committee based its decision on both the failure of the Company to file its required annual reports with the Securities and Exchange Commission, as well as the termination of the Company’s independent auditor, Deloitte Touche Tohmatsu CPA Ltd., in September 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.

By:	/s/ Xiqing Diao
Name:	Xiqing Diao
Title:	Chief Executive Officer

Date: September 30, 2011